Exhibit 99.1

Biostage Granted Continued Listing on Nasdaq

Holliston, MA, July 10, 2017 – Biostage, Inc. (Nasdaq: BSTG), ("Biostage" or the "Company"), a biotechnology company developing bioengineered organ implants to treat cancers and other life threatening conditions of the esophagus, bronchus and trachea, today announced that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on Nasdaq. The Company’s continued listing is subject to a number of conditions, with the Panel’s decision ultimately requiring that the Company evidence full compliance with all requirements for continued listing on The Nasdaq Capital Market, including the $1.00 bid price and $2.5 million stockholders’ equity requirements, by no later than November 13, 2017.

About Biostage

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's new Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan™ organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

Cellspan implants are currently being advanced and tested in collaborative preclinical studies.

Preclinical, large-animal safety studies, conducted in compliance with the FDA Good Laboratory Practice ("GLP") regulations, for the Company's Cellspan Esophageal Implant product candidate are ongoing, in support of Biostage's goal of filing an Investigational New Drug application ("IND") with the U.S. FDA in the third quarter of 2017. Upon IND approval, the Company plans to initiate its first-in-human clinical trials for its esophageal implant product candidate by the end of 2017.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forwardlooking" statements in this press release include, but are not limited to, statements relating to the development expectations and regulatory approval of any of our products, including those utilizing our Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of our products, including those utilizing our Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products and our ability to complete the private placement on a timely basis or at all; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Tom McNaughton	Jenene Thomas
Chief Financial Officer	Jenene Thomas Communications LLC
774-233-7321	(908) 938-1475
tmcnaughton@biostage.com	jtc@jenenethomascommunications.com

Media Contacts:

David Schull or Maggie Beller

Russo Partners LLC

212-845-4271 or 646-942-5631

Email: Maggie.beller@russopartnersllc.com